Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports First Quarter Results
Company delivers fourth consecutive quarter of non-GAAP profitability and positive cash flow

LIVERMORE, Calif. — April 29, 2015 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2015 that ended on March 28, 2015. Quarterly revenues were $70.8 million, down 1% from $71.3 million in the fourth quarter of fiscal 2014, and up 27% from $56.0 million in the first quarter of fiscal 2014.

On a GAAP basis, net income for the first quarter of fiscal 2015 was $0.8 million, or $0.01 per fully-diluted share, compared to a net loss for the fourth quarter of fiscal 2014 of $(1.9) million, or $(0.03) per fully-diluted share, and a net loss for the first quarter of fiscal 2014 of $(12.7) million, or $(0.23) per fully-diluted share.

On a non-GAAP basis, net income for the first quarter of fiscal 2015 was $5.9 million, or $0.10 per fully-diluted share, compared to a net income for the fourth quarter of fiscal 2014 of $6.5 million, or $0.11 per fully-diluted share, and a net loss for the first quarter of fiscal 2014 of $(2.3) million, or $(0.04) per fully-diluted share. A reconciliation of GAAP to non-GAAP net income (loss) and net income (loss) per share is provided in the schedules included below.

Cash generation for the first quarter of fiscal 2015 was $7.8 million, compared to cash generation of $9.5 million for the fourth quarter of fiscal 2014 and cash usage of $(7.1) million for the first quarter of fiscal 2014.

“The first quarter of 2015 marked our fourth consecutive quarter of non-GAAP profitability and cash generation” said Mike Slessor, Chief Executive Officer of FormFactor, Inc. "As we enter a period with historically strong seasonal demand, we continue to pair improved operational execution with market share gains, and are optimistic about our future growth opportunities.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through May 1, 2015, 9:00 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 21634739. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with

GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) helps semiconductor manufacturers test the integrated circuits (ICs) that power consumer mobile devices, as well as computing, automotive and other applications. The company is one of the world’s leading providers of essential wafer test technologies and expertise, with an extensive portfolio of high-performance probe cards for DRAM, Flash and SoC devices. Customers use FormFactor’s products and services to lower overall production costs, improve their yields and enable complex next-generation ICs. Headquartered in Livermore, California, the company services its customers from a network of facilities in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in demand for the company’s products; changes in historical demands on a seasonal basis; risks in the company’s ability to pair improved operational execution with market share gains; risks of the company’s ability to realize sustainable profitability, to achieve its growth objectives, and to meet customer demand for the company’s DRAM, Flash Memory and SoC products; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 27, 2014, as filed with the SEC, and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/sec.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28, 2015	March 29, 2014
Revenues	$70,829	$55,959
Cost of revenues	48,040	43,634
Gross profit	22,789	12,325
Operating expenses:
Research and development	11,086	9,747
Selling, general and administrative	11,882	12,254
Restructuring charges, net	503	1,997
Impairment of long-lived assets	—	743
Total operating expenses	23,471	24,741
Operating loss	(682)	(12,416)
Interest income, net	85	79
Other income (expense), net	1,501	(66)
Income (loss) before income taxes	904	(12,403)
Provision for income taxes	121	308
Net income (loss)	$783	$(12,711)
Net income (loss) per share:
Basic	$0.01	$(0.23)
Diluted	$0.01	$(0.23)
Weighted-average number of shares used in per share calculations:
Basic	56,954	55,050
Diluted	58,838	55,050

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 28, 2015	March 29, 2014
GAAP net income (loss)	$783	$(12,711)
Stock-based compensation	2,909	2,570
Restructuring charges, net	503	1,997
Acquisition and integration related expenses	(90)	41
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	3,291	4,949
Impairment of long-lived assets	—	743
Loss contingency	—	133
Business interruption insurance claim recovery	(1,484)	—
Non-GAAP net income (loss)	$5,912	$(2,278)

Non-GAAP net income (loss) per share:
Basic	$0.10	$(0.04)
Diluted	$0.10	$(0.04)

Weighted-average number of shares used in per share calculations:
Basic	56,954	55,050
Diluted	58,838	55,050

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 28, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$125,993	$113,940
Marketable securities	45,660	49,897
Accounts receivable, net	41,055	45,152
Inventories, net	24,571	25,548
Deferred tax assets	2,031	2,036
Refundable income taxes	—	782
Prepaid expenses and other current assets	6,154	6,919
Total current assets	245,464	244,274
Restricted cash	435	435
Property, plant and equipment, net	25,077	25,498
Goodwill	30,731	30,731
Intangibles, net	35,504	38,689
Deferred tax assets	3,477	3,466
Other assets	831	1,150
Total assets	$341,519	$344,243
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,143	$20,274
Accrued liabilities	17,033	21,217
Income taxes payable	158	68
Deferred revenue	5,962	6,303
Total current liabilities	39,296	47,862
Long-term income taxes payable	1,025	1,094
Deferred tax liabilities	2,208	2,208
Deferred rent and other liabilities	3,621	3,643
Total liabilities	46,150	54,807
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	716,819	711,733
Accumulated other comprehensive loss	(1,697)	(1,761)
Accumulated deficit	(419,753)	(420,536)
Total stockholders’ equity	295,369	289,436
Total liabilities and stockholders’ equity	$341,519	$344,243